UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02                                           Termination of a Material Definitive Agreement.

On February 27, 2018, Supernus Pharmaceuticals, Inc. (the “Company”) and Rockside-700 LLC (“Rockside”) entered into a Lease Agreement (the “Lease”) for the Company’s new headquarters to be located at 700 Quince Orchard Road, Gaithersburg, Maryland (the “Premises”).  On November 28, 2018, the Company notified Rockside that the Company intended to terminate the Lease in the event that the parties were unable to resolve a dispute over the provision of certain facilities included in the approved site plan.  On December 13, 2018 (the “Termination Date”), Rockside notified the Company that it accepted the Company’s termination notice and the Lease was thereby terminated.  As of the Termination Date, the term of the Lease had not commenced and the Company had not occupied the premises.  The Company has not incurred any material termination penalties in connection with termination of the Lease.

Item 8.01                                           Other Events.

On December 14, 2018, the Company issued a press release announcing that the United States Food and Drug Administration approved the Company’s supplemental new drug application to expand the Oxtellar XR® label to include monotherapy treatment for partial-onset seizures.  A copy of this press releases is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibit

The following document is furnished as an Exhibit pursuant to Item 8.01 hereof:

Exhibit 99.1 — Press Release Dated December 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: December 19, 2018	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer